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                                                                 EXHIBIT 9(b)(5)

                                 AMENDMENT NO. 1
                                       TO
                    MASTER ADMINISTRATIVE SERVICES AGREEMENT


         The Master Administrative Services Agreement (the "Agreement"), dated February 28, 1997, by and between A I M Advisors, Inc., a Delaware corporation, and AIM Tax-Exempt Funds, Inc., a Maryland corporation, is hereby amended as follows:

         Appendix A to the Agreement is hereby deleted in its entirety and replaced with the following:

                           "AIM TAX-EXEMPT FUNDS, INC.
             APPENDIX A TO MASTER ADMINISTRATIVE SERVICES AGREEMENT

AIM Tax-Exempt Cash Fund
AIM Tax-Exempt Bond Fund of Connecticut
AIM Tax-Free Intermediate Fund
AIM High Income Municipal Fund"

         All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.


Dated: September 20, 1997




                                                      A I M ADVISORS, INC.



Attest: /s/ SAMUEL D. SIRKO                           By: /s/ ROBERT H. GRAHAM
        -------------------                               --------------------
        Assistant Secretary                               President


(SEAL)

                                                      AIM TAX-EXEMPT FUNDS, INC.


Attest: /s/ SAMUEL D. SIRKO                           By: /s/ ROBERT H. GRAHAM
        -------------------                               --------------------
        Assistant Secretary                               President

(SEAL)